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          Consent of Stokes Kelly & Hinds, LLC, Independent Auditors



As independent auditors, we hereby consent to the incorporation by reference in this Annual Report (Form 10-K) of our report dated January 7, 1999 with respect to the financial statements of The First National Bank of Spangler at December 31, 1998 and 1997 and for the years then ended prior to their restatement for the 1999 pooling-of-interests with CNB Financial Corp., included in this Annual Report for the year ended December 31, 1999 filed with the SEC.



                                                    /S/Stokes Kelly & Hinds, LLC



Pittsburgh, Pennsylvania
March 28, 2000